Exhibit 99.1
Hinge Health hosts its first Investor Day and raises guidance
●Full year 2026 revenue guidance raised to a range of $818 million to $824 million, up $20 million at the midpoint from its prior range and marking 40% year-over-year growth
●Full year 2026 non-GAAP operating margin of 27% now expected at the midpoint
San Francisco, CA – June 9, 2026 – Tomorrow, June 10, Hinge Health, Inc. (NYSE: HNGE) will host its inaugural Investor Day at Movement - the company’s annual conference that brings employers, health plans, consultants, providers and clinical experts together to discuss the evolution of healthcare. The Investor Day presentations will begin at 1:00 pm CT and the session will be available via webcast on Hinge Health’s investor relations website. During the session, investors will hear directly from leaders across the company about the company’s strategy and future opportunities.
“We're pleased with the continued momentum we're seeing in our business. The value we are delivering to our members, clients and partners is driving higher member conversion and performance across our client base," said James Budge, Chief Financial Officer of Hinge Health. "This gives us the confidence to raise our Q2 2026 and full year 2026 guidance today, and we look forward to sharing more about our progress and opportunities at Hinge Health's inaugural Investor Day.”
Hinge Health has raised its guidance for the second quarter 2026 and full year 2026:
●Q2 2026: We now expect revenue to be between $200 million and $202 million, reflecting year-over-year growth of 45% at the midpoint. We now expect non-GAAP income from operations to be between $50 million and $52 million, reflecting a non-GAAP operating margin of 25% at the midpoint.
●Full Year 2026: We now expect revenue to be between $818 million and $824 million, reflecting year-over-year growth of 40% at the midpoint. We now expect non-GAAP income from operations to be between $217 million and $227 million, reflecting a non-GAAP operating margin of 27% at the midpoint.

Statement Regarding Use of Non-GAAP Financial Measures
This press release uses non-GAAP financial measures, which are not calculated in accordance with generally accepted accounting principles of the United States (GAAP).
We have not reconciled our non-GAAP income from operations and non-GAAP operating margin guidance to GAAP income from operations and GAAP operating margin because we do not and are not able to provide guidance for GAAP income from operations due to the uncertainty and potential variability of stock-based compensation expense, employer payroll tax expense related to stock-based compensation, amortization of intangible assets and adjustments, such as acquisition related expense, which are reconciling items between non-GAAP and GAAP income from operations. Because such items cannot be provided without unreasonable efforts, we are unable to provide a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measures. However, such items could have a significant impact on our future GAAP income from operations.
Hinge Health Investor Day Webcast
We will host a webcast for investors on June 10, 2026 at 1:00 p.m. Central Time (2:00 p.m. Eastern Time) to discuss business highlights and financial outlook. The live webcast of the Investor Day can be accessed by registering online at ir.hingehealth.com/events-presentations. Following completion of the event, a webcast replay will also be available at ir.hingehealth.com for 12 months.

About Hinge Health
Hinge Health’s vision is to scale and automate the delivery of health care. Leveraging an AI-powered care model, wearable devices and access to expert clinicians, Hinge Health delivers personalized, evidence-based care that improves member outcomes and experiences while reducing costs for clients. The company is headquartered in San Francisco, California.

Available Information
Our investors and others should note that we announce material information to the public about our company, products and services, and other matters related to our company through a variety of means, including filings with the U.S. Securities and Exchange Commission (“SEC”), the investor relations page on our website (ir.hingehealth.com), press releases, public conference calls, and webcasts in order to achieve broad, non-exclusionary distribution of information to the public and to comply with our obligations under Regulation FD.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this press release may be forward-looking statements. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” or “will,” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements in this press release include, but are not limited to, statements regarding our expectations regarding our financial position and operating performance, including our outlook and guidance for the second quarter of 2026 and guidance for full year 2026 and our assumptions underlying such guidance; and our ability to drive future growth and execute on our goals and strategies. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including those more fully described in our filings with the SEC, including in our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 3, 2026 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 7, 2026. The forward-looking statements in this press release are based on information available to us as of the date hereof, and we disclaim any obligation to update any forward-looking statements, except as required by law.
Investor Relations Contact:
ir@hingehealth.com

Media Contact:
media@hingehealth.com